UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934
March 26, 2009
Date of Report (Date of earliest event reported)
ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)
(972) 934-9227
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 26, 2009, Atmos Energy Corporation (“Atmos Energy”) completed a public offering of $450,000,000 aggregate principal amount of its 8.50% Senior Notes due 2019 (the “Notes”). Atmos Energy received net proceeds from the offering, after the underwriting discount and estimated offering expenses, of approximately $446 million. The Notes were issued pursuant to an indenture dated as of March 26, 2009 (the “Indenture”) between Atmos Energy and U.S. Bank National Association, as trustee and are represented by a global security executed by Atmos Energy on March 26, 2009 (the “Global Security”). The Notes are unsecured obligations ranking equally with all of Atmos Energy’s existing and future senior indebtedness and senior in right of payment to any future indebtedness that is subordinated to the Notes. The Notes bear interest at an annual rate of 8.50%, payable by Atmos Energy on March 15 and September 15 of each year, beginning on September 15, 2009, and mature on March 15, 2019. Atmos Energy may redeem the Notes at its option at any time, in whole or in part, at a redemption price calculated in accordance with the Indenture.
The Indenture includes covenants that limit the ability of Atmos Energy and its restricted subsidiaries (as defined) to, among other things, (i) create specified liens, (ii) engage in specified sale and leaseback transactions, (iii) consolidate or merge with or into other companies or (iv) sell all or substantially all of Atmos Energy’s assets. The restrictive covenants are subject to a number of exceptions and qualifications set forth in the Indenture. The Indenture provides for events of default, including (i) interest payment defaults, (ii) breaches of covenants, (iii) certain payment defaults at final maturity or acceleration of other indebtedness and (iv) the occurrence of events of bankruptcy, insolvency or reorganization. If any event of default occurs and is continuing, subject to certain exceptions, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, together with any accrued and unpaid interest.
The foregoing summaries are qualified in their entirety by reference to the text of the Indenture and the Global Security, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and which are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

See Index to Exhibits attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION (Registrant)
DATE: March 26, 2009	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture dated as of March 26, 2009, between Atmos Energy Corporation and U.S. Bank National Association, as Trustee

4.2	Global Security for the 8.50% Senior Notes due 2019